UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 28, 2006.

BA CREDIT CARD TRUST	BA MASTER CREDIT CARD TRUST II
(Exact name of issuing entity as specified in its Charter) (Issuing Entity of the Notes)	(Exact name of issuing entity as Specified in its Charter) (Issuing Entity of the Collateral Certificate)

Commission File Number of depositor: 333-13622

BA CREDIT CARD FUNDING, LLC

(Exact name of depositor as specified in its charter)

FIA CARD SERVICES, NATIONAL ASSOCIATION

(Exact name of sponsor as specified in its charter)

Delaware	Delaware
(State or Other Jurisdiction of Incorporation)	(State or Other Jurisdiction of Incorporation)

c/o Wilmington Trust Company Rodney Square North 1100 N. Market Street Wilmington, Delaware 19890-0001	c/o BA Credit Card Funding, LLC 214 North Tryon Street Suite #21-39, NC1-027-21-04 Charlotte, North Carolina 28255
(Address of Principal Executive Office)	(Address of Principal Executive Office)

(302) 651-1284	(704) 683-4915
(Telephone Number, including area code)	(Telephone Number, including area code)

333-136122-02	333-136122-01
(Commission File Numbers)	(Commission File Numbers)

01-0864848	01-0864848
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

N/A	N/A
(Former name or address, if changed since last report)	(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events.

Item 8.01. Other Events.

On November 28, 2006, BA Credit Card Trust issued its BAseries Class A(2006-14) Notes.

On November 28, 2006, Richards, Layton & Finger, P.A. delivered its legality opinion with respect to BA Credit Card Trust, BAseries Class A(2006-14) Notes.

Section 9 – Financial Statements and Exhibits.

Item 9.01(d). Exhibits.

The following are filed as Exhibits to this Report under Exhibit 4, 5 and 23:

4.1	Class A(2006-14) Terms Document, dated as of November 28, 2006.

5.1	Legality opinion of Richards, Layton & Finger, P.A. with respect to BAseries Class A(2006-14) Notes.

23.1	Consent of Richards, Layton & Finger, P.A. (included in opinion filed as Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BA CREDIT CARD FUNDING, LLC Acting solely in its capacity as depositor of BA Master Credit Card Trust II and BA Credit Card Trust

By:	/s/ Scott W. McCarthy
Name:	Scott W. McCarthy
Title:	Senior Vice President

November 28, 2006

EXHIBIT INDEX

Exhibit No.	Description
4.1	Class A(2006-14) Terms Document, dated as of November 28, 2006.

5.1	Legality opinion of Richards, Layton & Finger, P.A. with respect to BAseries Class A(2006-14) Notes.

23.1	Consent of Richards, Layton & Finger, P.A. (included in opinion filed as Exhibit 5.1).